                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          JACKSONVILLE BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
[JACKSONVILLE BANCORP LOGO]





                                                                 January 6, 1998

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc. The meeting will be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on Wednesday, January 28, 1998 at 11:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Jacksonville Bancorp, Inc. are sincerely appreciated.

                                        Sincerely,



                                        /s/ JERRY M. CHANCELLOR
                                        Jerry M. Chancellor
                                        President and Chief Executive Officer

                           JACKSONVILLE BANCORP, INC.
                          COMMERCE AND NECHES STREETS
                           JACKSONVILLE, TEXAS  75766
                                 (903) 586-9861

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 1998

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Jacksonville Bancorp, Inc., ("Company") will be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas on Wednesday, January 28, 1998, at 11:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         1. To elect two directors of the Company for a three-year term and until their successors are elected and qualified;

         2. To ratify the appointment of Henry & Peters, P.C. as the Company's independent auditors for the fiscal year ending September 30, 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors of the Company has fixed December 12, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ SANDRA THOMPSON
                                            Sandra Thompson, Secretary
January 6, 1998
Jacksonville, Texas

                         JACKSONVILLE BANCORP, INC.

                        ----------------------------
                               PROXY STATEMENT
                        ----------------------------


                       ANNUAL MEETING OF STOCKHOLDERS

                              JANUARY 28, 1998

GENERAL

         This Proxy Statement is being furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at its Annual Meeting of Stockholders ("Annual Meeting") to be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on Wednesday, January 28, 1998, at 11:00 a.m., Central Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about January 6, 1998.

VOTING RIGHTS

         Only the holders of record of the outstanding shares of the common stock, $0.01 par value per share, of the Company ("Common Stock") at the close of business on December 12, 1997 (the "Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 2,443,568 shares of Common Stock issued and outstanding.

         Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of the holders of a majority of the total votes present, in person or by proxy, at the Annual Meeting is required for approval of the proposal to ratify the independent auditors. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Voting Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum, but abstentions and broker non-votes will not affect the vote required to approve the proposals presented at the Annual Meeting.

PROXIES

         Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ANY HOLDER OF COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE PRECEDING SENTENCE.

         A Company stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Jacksonville Bancorp, Inc., Commerce and Neches Streets, Jacksonville, Texas 75766, Attention: Secretary.

BENEFICIAL OWNERSHIP

         The following table sets forth information as to the Common Stock beneficially owned, as of December 12, 1997, by the only persons or entities known to the Company to be the beneficial owners of more than 5% of the Common Stock and by all directors and officers of the Company as a group.

                                                              Amount and Nature              Percent
                                                                of Beneficial                   of
 Name and Address of Beneficial Owner                            Ownership(1)                 Class
 ------------------------------------                           --------------              ---------
 Jacksonville Bancorp, Inc. Employee Stock                              202,048(2)                       7.6%
 Ownership Plan
 Commerce and Neches Streets
 Jacksonville, Texas  75766
 First Union Corporation                                                180,600(3)                       7.4%
 One First Union Center
 Charlotte, North Carolina 28288-0137

 Wellington Management Company, LLP                                     145,000(4)                       5.9%
 75 State Street
 Boston, Massachusetts  02109


 Directors:
 Jerry M. Chancellor                                                        32,734                       1.3%
 Bill W. Taylor                                                             39,336                       1.6%
 Dr. Joe Tollett                                                            33,613                       1.4%
 Ray W. Beall                                                               25,041                       1.0%
 Robert F. Brown                                                            17,462                       0.7%
 Charles Broadway                                                           47,819                       2.0%
 W.G. Brown                                                                 70,655                       2.9%

 All directors and officers
  of the Company as a
  group (seven persons)                                                 266,659(5)                      10.9%



------------------------
(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Jacksonville Bancorp, Inc., Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Jacksonville Bancorp, Inc., Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Broadway, Chancellor, Beall, and Dr. Tollett, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 21,196.95, shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP Trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Based upon a Schedule 13G filed on January 31, 1997, by First Union Corporation. First Union Corporation filed its ownership interests pursuant to Rule 13d-1(b)(ii)(G). The relevant subsidiaries are Evergreen Asset Management Group (IA) and Lieber and Company (IA). Evergreen Asset Management Group and Lieber and Company are investment advisors for mutual funds and other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds or other clients.

(4) Based upon a Schedule 13G filed on February 13, 1997, by Wellington Management Company, LLP, in its capacity as investment adviser. Wellington Management Company, LLP may be deemed to be beneficially own 145,000 shares of the Issuer which are held of record by its clients.

(5) Includes in the case of all directors and officers of the Company as a group, (i) exercisable options to purchase 63,981 shares pursuant to the Company's 1994 Stock Incentive Plan and 1994 Directors' Stock Option Plan; (ii) exercisable options to purchase 20,345 shares pursuant to the Company's 1996 Stock Option Plan; (iii) 5,638 shares of Common Stock which were awarded to certain officers of the Company pursuant to the Company's 1994 Management Recognition Plan ("MRP"); (iv) 8,141 of Common Stock which were awarded to certain officers of the Company pursuant to the Company's 1996 MRP; and (v) 10,112 shares of Common Stock allocated to the account of the officers in the Company's Employee Stock Ownership Plan (the "ESOP").

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's Common Stock.

      Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during the fiscal year ended September 30, 1997, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                       AND DIRECTORS WHOSE TERMS CONTINUE

ELECTION OF DIRECTORS

      The Bylaws of the Company provide that the Board of Directors shall be divided into three classes which are as equal in number as possible, and that the members of each class of directors are to be elected for a term of three years and until their successors are elected and qualified.

      At the Annual Meeting, stockholders of the Company will be asked to elect two directors of the Company for a three-year term and until their successors are elected and qualified. The nominees for election as directors were selected by the Nominating Committee of the Board of Directors and, each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting. No director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, other than that W.G. Brown and Dr. Joe Tollett are cousins and that Robert F. Brown is the son of W.G. Brown and the nephew of Dr. Joe Tollett.

      If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

      The following tables present information concerning each nominee for director and each director whose term continues and reflects his tenure as a director of the Company (including service as a director of Jacksonville Savings Bank ("Jacksonville" or the "Bank")), his principal occupation during the past five years as well as the number of shares of Common Stock beneficially owned by each such person as of the Voting Record Date. Each nominee and each director has been a director of the Company since its formation in 1996.




                  NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM



                                                                                                           Common Stock
                                                        Position with                                      Beneficially
                                                        the Bank and                                       Owned as of
                                                    Principal Occupation                               December 12, 1997(1)
                                                         During the                   Director        ---------------------
 Name                               Age                Past Five Years                  Since           No.             %
 ----                               ---              ------------------               --------         -----          ----
 Ray W. Beall                       69       Director, Retired, formerly senior         1966         25,041(2)            1.0%
                                               executive for Beall's Department
                                               Store

 Robert F. Brown                    49       Manager, Brown Lumber Industries,          1995         17,462(3)            0.7%
                                             Jacksonville, Texas, since 1994;
                                             partner of Shapiro-Brown, Dallas,
                                             Texas, a management company for
                                             multi-family properties.



                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                        NOMINEES BE ELECTED AS DIRECTORS

                     DIRECTORS WITH TERMS EXPIRING IN 1999



                                                                                                              Common Stock
                                                        Position with                                         Beneficially
                                                         the Bank and                                         Owned as of
                                                     Principal Occupation                                 December 12, 1997(1)
                                                          During the                    Director         ---------------------
 Name                               Age                 Past Five Years                   Since            No.             %
 ----                               ---               ------------------                --------          -----          ----
 Charles Broadway                   64       Director, Chief  Executive Officer           1981          47,819(4)            2.0%
                                             of the Company (since 1983 of  the
                                             Bank.).  President of the Company
                                             and of the Bank until July, 1996.
                                             Mr. Broadway retired as Chief
                                             Executive Officer of the Company and
                                             the Bank in December of 1996.

 W.G. Brown                         82       Chairman of the Board and                    1953          70,655(5)            2.9%
                                               Director; Owner of Brown
                                               Lumber Industries, Jacksonville,
                                               Texas.





                     DIRECTORS WITH TERMS EXPIRING IN 2000



                                                                                                           Common Stock
                                                        Position with                                      Beneficially
                                                        the Bank and                                       Owned as of
                                                    Principal Occupation                               December 12, 1997(1)
                                                         During the                   Director        ---------------------
 Name                               Age                Past Five Years                  Since           No.             %
 ----                               ---              ------------------               --------         -----          ----
 Jerry M. Chancellor                56       Director and Chief Executive               1984         32,734(6)            1.3%
                                             Officer of the Company and the Bank
                                             since December 1996. Executive Vice
                                             President (from 1983 until 1996) of
                                             the Bank; President of the Company
                                             and the Bank since July, 1996.

 Bill W. Taylor                     56       Director and Senior Vice President         1993         39,336(7)            1.6%
                                                (since 1984) of the Bank

 Dr. Joe Tollett                    69       Director; Retired pediatrician             1973         33,613(8)            1.4%

 (1) Based on information furnished by the respective individuals. Pursuant to rules promulgated by the SEC under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or
         (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) Includes 9,393 shares which may be acquired upon the exercise of stock options, and 648 shares of restricted stock granted pursuant to the 1996 MRP which vested on October 22, 1997.

(3)      Includes 10,000 shares held in trust for his children.

(4) Includes 15,947 shares held jointly with Mr. Broadway's wife, 22,766 shares which may be acquired upon the exercise of stock options, 2,302 shares of restricted stock granted pursuant to the 1994 MRP which vested on March 31, 1997, 1,511 shares of restricted stock granted pursuant to the 1996 MRP which vested on October 22, 1997 and 4,095 shares allocated to his account in the ESOP.

(5) Includes 282 shares held as custodian for Mr. Brown's children, 35,446 shares held by a company which Mr. Brown owns, 24,886 shares held in a family trust, 9,393 shares which may be acquired upon the exercise of stock options, 648 shares of restricted stock granted pursuant to the 1996 MRP which are scheduled to vest on October 22, 1997.

(6) Includes 15,359 shares which may be acquired upon the exercise of outstanding stock options, 1,753 shares of restricted stock granted pursuant to the 1994 MRP which vested on March 31, 1997, 2,404 shares of restricted stock granted pursuant to the 1996 MRP which vested on October 22, 1997 and 3,317 shares allocated to his account in the ESOP.

(7) Includes 808 shares held jointly with Mr. Taylor's children, 383 shares held by his wife, 18,022 shares which may be acquired upon the exercise of outstanding stock options, 1,583 shares of restricted stock granted pursuant to the 1994 MRP which vested on March 31, 1997, 2,282 shares of restricted stock granted pursuant to the 1996 MRP which vested on October 22, 1997 and 2,700 shares allocated to his account in the ESOP.

(8) Includes 9,393 shares which may be acquired upon the exercise of stock options, 648 shares of restricted stock granted pursuant to the 1996 MRP which vested on October 22, 1997, 12,834 shares held in trust with his wife, and 3,630 shares owned by his wife.

         On October 22, 1996, the Company's shareholders approved the 1996 Stock Option Plan and the 1996 MRP. On that date following the approval of the plans, grants of restricted stock and stock options were made to the Company's directors and executive officers.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of the Board of Directors of the Company are held once a month and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were 12 meetings of the Board of Directors of the Company held during fiscal 1997. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 1997 and the total number of meetings held by all committees of the Board on which the director served during such year.

         The Company's business is primarily conducted through Jacksonville, a Texas-chartered savings bank and a wholly owned subsidiary of the Company. The Board of Directors of Jacksonville has established various committees, including Audit, Investment, REO Disposition and Salary committees.

         The Audit Committee reviews and makes recommendations regarding Jacksonville's annual audit and meets on an as needed basis. The Audit Committee currently consists of Messrs. Brown and Taylor. The Audit Committee met once in fiscal 1997.

         The REO Disposition Committee reviews proposed real estate owned ("REO") transactions and marketing strategies for approval and approves the disposition of particular parcels of real estate owned. The REO Disposition Committee currently consists of each member of the Board of Directors. The REO Disposition Committee meets quarterly and met four times in fiscal 1997.

         The Salary Committee reviews and makes recommendations to the Board on employee salaries. The Salary Committee currently consists of Ray Beall, Charles Broadway, W.G. Brown, Dr. Joe Tollett, Jerry Chancellor and Bill W. Taylor. The Salary Committee meets on an as needed basis and met once in fiscal 1997.

         Jacksonville's Board of Directors generally reviews and makes recommendations with respect to investment policies and practices. In the absence of such Board action, the Investment Committee, currently consisting of Messrs. Chancellor and Taylor and Dr. Tollett, has the authority to act in such capacity. In fiscal 1997, there were 20 meetings of the Investment Committee.

         The entire board of directors serves as the Nominating Committee and each year nominates individuals for election as directors of the Company. The Nominating Committee met once time during fiscal 1997. The Nominating Committee will consider nominations made by shareholders in conformance with the Company's Articles of Incorporation.

DIRECTORS' COMPENSATION

         During the fiscal year ended September 30, 1997, each member of the Board of Directors was paid $700 for each Board meeting attended. During the same period, each member of a Board Committee described above, who is an outside director, was paid $250 per meeting attended. Committee members otherwise do not receive any fees for committee meetings.

         The Company also maintains the 1996 Stock Option Plan pursuant to which non-employee directors of the Company (other than Robert F. Brown) were granted options to purchase an aggregate of 24,276 shares of Common Stock at an exercise price of $12.625 per share. In addition, the Company maintains the 1996 MRP pursuant to which non-employee directors of the Company (other than Robert F. Brown) were granted an aggregate of 9,708 shares of restricted stock and Messrs. Broadway, Chancellor and Taylor were granted 7,554, 12,020, and 11,407 shares of restricted stock, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY

        The following table sets forth a summary of certain information concerning the compensation awarded to or paid by Jacksonville for services rendered in all capacities during the last three fiscal years to the President and Chief Executive Officer of Jacksonville and any other executive officer of Jacksonville who received salary and bonuses aggregating more than $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE


=================================================================================================================================
                                            ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                   -----------------------------------------------------------------------------
                                                               OTHER                 AWARDS             PAYOUTS
       NAME AND          FISCAL                                ANNUAL                                             ALL OTHER
  PRINCIPAL POSITION      YEAR     SALARY(1)   BONUS       COMPENSATION (2)                                     COMPENSATION
                                                                            -----------------------------------------------------
                                                                                         RESTRICTED      LTIP
                                                                             OPTIONS       STOCK        PAYOUTS
                                                                               (3)       AWARDS(4)
---------------------------------------------------------------------------------------------------------------------------------
Charles Broadway(5)
                          1997    $  36,904    $20,323          --             18,885      $ 95,369      $ --         $119,138(6)
                          1996      116,816     20,323          --              --           --            --           40,872(7)
                          1995      115,955     29,596          --              --           --            --           13,255
---------------------------------------------------------------------------------------------------------------------------------
Jerry M.
Chancellor(8)             1997     $109,269    $16,408          --           30,050       $152,752       $ --         $65,200(9)
Chief Executive           1996       97,244     16,408          --               --           --           --          29,346
Officer                   1995       96,527     23,897          --               --           --           --           7,556
---------------------------------------------------------------------------------------------------------------------------------
Bill W. Taylor            1997     $89,221     13,159           --            28,518      $ 144,013      $ --         $59,393(10)
Executive Vice            1996       80,996    13,159           --               --           --           --          30,272
President and Chief       1995       80,395    19,163           --               --           --           --          12,848
Financial Officer
=================================================================================================================================



(1) Includes directors fees and fees for services as an officer and director of JS&L Corp., a subsidiary of Jacksonville.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the payment of club membership dues. The costs to Jacksonville of providing such benefits to the named executive officer during the year ended September 30, 1997 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual.

(3) Consists of awards granted pursuant to the Company's 1996 Stock Option Plan during the years ended September 30, 1997. Options granted under the 1996 Stock Option Plan vest over a five year period at the rate of 20% per year, beginning on October 22, 1997.

(4) Represents the value of shares granted under the 1996 Management Recognition Plan and Trust. Shares under the 1996 Management Recognition Plan and Trust will vest over a five-year period at the rate of 20% per year, and commenced on October 22, 1997. Dollar amount is equal to number of shares awarded times the market price of the shares at October 22, 1996 of $12.625.

(5) Mr. Broadway resigned as President of the Company and the Bank in July of 1996 and as Chief Executive Officer of the Company and the Bank in December of 1996.

(6) Includes (i) deferred compensation of $37,530 that Mr. Broadway began receiving in January 1997; (ii) a premium of $9,597 paid to fund a deferred compensation plan; (iii) a matching contribution $1,372 from Jacksonville pursuant to a defined contribution thrift plan, and (iv) 4,095 shares allocated to Mr. Broadway's account in the Company's ESOP which shares had a market value of $70,639 at September 30, 1997.

(7) Includes (i) a premium of $9,597 paid to fund a deferred compensation plan, (ii) a matching contribution of $3,658 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 2,166 shares allocated to Mr. Broadway's account in the Company's ESOP which shares had a market value of $27,617 at September 30, 1996.

(8) Mr. Chancellor became president of the Company and Jacksonville on July 9, 1996, prior to that date, Mr. Broadway had served as president and chief executive officer.

(9) Includes (i) a premium of $4,602 paid to fund a deferred compensation plan, (ii) a matching contribution of $3,380 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 3,317 shares allocated to Mr. Chancellor's account in the Company's ESOP which shares had a market value of $57,218 at September 30, 1997.

(10) Includes (i) a premium of $10,092 paid to fund a deferred compensation plan, (ii) a matching contribution of $2,726 from Jacksonville pursuant to a defined contribution thrift plan and (iii) 2,700 shares allocated to Mr. Taylor's account in the Company's ESOP which shares had a market value of $46,575 at September 30, 1997.

STOCK OPTIONS

         The following table sets forth certain information with respect to stock options granted to the named executive officer during the year ended September 30, 1997.

        Name            Number of Options     % of Total Options       Exercise Price        Expiration Date
                             Granted              Granted to
                                                 Employees(1)
--------------------------------------------------------------------------------------------------------------
Charles Broadway                     18,885                11.67%                $12.625    September 12, 2006
Jerry M. Chancellor                  30,050                18.57%                $12.625    September 12, 2006
Bill W. Taylor                       28,518                17.62%                $12.625    September 12, 2006

(1) Total options granted to officer and directors during the fiscal year ended September 30, 1997, were 161,840.

(2) The exercise price is equal to the fair market value at the date of grant.

         The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's 1994 Stock Incentive Plan by the named executive officers during the year ended September 30, 1997 and options held at September 30, 1996.

===============================================================================================================================
                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------------
                                                                         Number of Exercisable          Value of Exercisable
                                               Shares                     Options at Year End              Options at Year
                                              Acquired                                                         End(2)
                   Name                          on        Value
                                              Exercise    Realized
                                                            (1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                         Not                            Not
                                                                      Exercisable    Exercisable    Exercisable     Exercisable
-------------------------------------------------------------------------------------------------------------------------------
Charles Broadway                                --         $  --         22,776         15,108        $211,156        $69,874
-------------------------------------------------------------------------------------------------------------------------------
Jerry M. Chancellor                           6,000        43,200        15,359         24,040        $123,156       $111,185
-------------------------------------------------------------------------------------------------------------------------------
Bill W. Taylor                                   --          --          18,022         22,814         $152,023      $105,515
===============================================================================================================================


(1) Assumes an exercise price of $7.05, the price as adjusted for the exchange of Jacksonville common stock for Company Common Stock in the Conversion and Reorganization, and a sale price of $14.25, the per share market price as of February 4, 1997.

(2) Based on a per share market price of $17.25 as of September 30, 1997 as adjusted for the exchange of Jacksonville common stock for Company Common Stock in the Conversion and Reorganization, using exercise prices of $7.05 and $12.625. Options listed as exercisable include those that became exercisable on October 22, 1997. Options granted during fiscal year 1997 vest over five years at the rate of 20% per year.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements will Messrs. Broadway, Chancellor and Taylor (the "Executives"). The employment agreements provide each officer with a three-year term of employment subject to additional one-year extensions at the discretion of the Board of Directors. In July of 1996, Mr. Broadway resigned as President of the Company and of the Bank and in December of 1996 resigned as Chief Executive Officer of the Company and of the Bank, Mr. Chancellor becoming his successor in each respective position.

         The employment agreements are terminable with or without cause by the Company. The Executives have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Company for cause, disability, retirement or death. However, in the event that (i) an Executive terminates his employment because of failure of the Company to comply with any material provision of the employment agreement or (ii) the employment agreement was terminated by an Executive for Good Reason, as defined, an Executive would be entitled to 3.00 or 2.99 times, respectively, the average annual compensation, as defined, paid to him by the Company during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as an employee of the Company as well as continued participation in employee benefit plans of the Company until the expiration of the remaining term of employment. "Good Reason" is generally defined in the employment agreements to include failure to comply with a material portion of the agreements or the assignment by the Company to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Company prior to a change of control of the Company.

         The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment by the Executive following a change in control are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder would be reduced, in the manner determined by the Company, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Company for federal income tax purposes. Excess parachute payments generally would be defined as payments in excess of three times the recipient's average annual compensation from the Company includible in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the Company or other triggering events occurred ("base amount"). A recipient of excess parachute payments is subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount would not be deductible by the Company as compensation expense of federal income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management does not believe that the terms thereof would have a significant anti-takeover effect.

INDEBTEDNESS OF MANAGEMENT

         Jacksonville, in the ordinary course of business, makes available to its directors and executive officers mortgage loans on their primary residences, consumer loans and loans on their savings accounts. Such loans are made on the same terms as comparable loans to other borrowers.


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed Henry & Peters, P.C. as independent auditors for the Company for the year ending September 30, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Henry & Peters, P.C. that neither the firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. Henry & Peters, P.C. will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HENRY & PETERS, P.C., AS INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 1998.


                                 OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                             STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of the Company must be received at the office of the Company no later than November 7, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

         Stockholders of the Company as of the record date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the year ended September 30, 1997 ("Annual Report"). Included in the Annual Report are the financial statements of the Company as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, prepared in accordance with generally accepted accounting principles, and the related report of the Company's independent public accountants. The Annual Report is not a part of this Proxy Statement.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT FOR THE YEAR ENDED SEPTEMBER 30, 1997. UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JACKSONVILLE BANCORP, INC., COMMERCE AND NECHES STREETS, JACKSONVILLE, TEXAS 75766, ATTENTION: SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS NOT A PART OF THIS PROXY STATEMENT.

                               REVOCABLE PROXY
                          JACKSONVILLE BANCORP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JACKSONVILLE BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 28, 1998 AND AT ANY ADJOURNMENT THEREOF.

        The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Norman Activity Center, located at 526 East Commerce Street, Jacksonville, Texas, on January 28, 1998, at 11:00 a.m., Central Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as specified on the reverse side.

        The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed on the reverse side and FOR Proposal 2. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

        Shares of common stock of the Company will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                             FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Please mark   [X]
                                                                                                                your votes as
                                                                                                                 indicated in
                                                                                                                 this example

1. Election of Directors                                        Nominees for three-year term: Ray W. Beall, Robert F. Brown

      FOR all nominees            WITHHOLD authority            To withhold authority to vote for any individual nominee,
    listed to the right        to vote for all nominees         write the name of the nominee in the space provided below
    (except as marked to          listed to the right
        the contrary)
                                                                --------------------------------------------------------------
            [  ]                         [  ]


2. Proposal to ratify the appointment of Henry & Peters,                 In their discretion, the proxies are authorized
   P.C. as the Company's independent auditors for the fiscal             to vote with respect to the election of any person as a
   year ending September 30, 1998                                        director if the nominee is unable to serve or for good
                                                                         cause will not serve, matters incident to the conduct of
                                                                         the  meeting, and upon such other matters as may
                  FOR        AGAINST      ABSTAIN                        properly come before the meeting.
                  [  ]        [  ]          [  ]


                                                                               The undersigned hereby acknowledges receipt of the
                                                            -----------        Notice of Annual Meeting of Stockholders of
                                                                               Jacksonville Bancorp, Inc. called for January 28,
                                                                               1998, a Proxy Statement for the Annual Meeting and
                                                                               the 1997 Annual Report to Stockholders.

                                                                               Dated:                                     , 1998
                                                                                     -------------------------------------

                                                                               ---------------------------------------------------

                                                                               ---------------------------------------------------
                                                                               Signature(s)

                                                                               PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS
                                                                               PROXY, ONLY ONE SIGNATURE IS REQUIRED IN THE CASE OF
                                                                               A JOINT ACCOUNT. WHEN SIGNING IN A REPRESENTATIVE
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD                    CAPACITY, PLEASE GIVE TITLE.
USING THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------------------------------------------------------------
                                                       - FOLD AND DETACH HERE -